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                                                                      EXHIBIT 99


PRESS RELEASE



            AMSURG CORP. TO BROADCAST FOURTH QUARTER CONFERENCE CALL
                              LIVE ON THE INTERNET

            NASHVILLE, Tenn. (February 7, 2002) - AmSurg Corp. (Nasdaq/NM: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2001 fourth quarter earnings release conference call.

            The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to www.amsurg.com and clicking on the link to Investor Relations or at www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on February 19, 2002. The on-line replay will follow shortly after the call and continue for seven days.

            AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers and specialty physician networks in partnership with surgical and other group practices. At September 30, 2001, AmSurg owned a majority interest in 92 centers and had three centers under development.

Contact:
       Claire M. Gulmi,
       Senior Vice President and
       Chief Financial Officer
       (615) 665-1283